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                                  Exhibit 10.2

                              AMENDED AND RESTATED

                        SUPPLEMENTAL RETIREMENT AGREEMENT

                                     BETWEEN

                             UNITED BANKSHARES, INC.

                                       AND

                                RICHARD M. ADAMS

           THIS AMENDED AND RESTATED AGREEMENT ("Agreement"), is made and entered into effective this 1st day of November, 2001, by and among Richard M. Adams ("Adams") and United Bankshares, Inc., a West Virginia corporation and bank holding company ("UBS").

                              W I T N E S S E T H:
                              - - - - - - - - - -

           WHEREAS, Adams is Chairman, Chief Executive Officer, and a Director of UBS and Chairman, Chief Executive Officer and a Director of United National Bank, a national banking association ("Bank"), a subsidiary of UBS;

           WHEREAS, UBS highly values the efforts, abilities and accomplishments of Adams;

           WHEREAS, UBS, as an inducement to continued employment, wishes to assist Adams with his retirement planning;

           WHEREAS, the Board of Directors of UBS desires to provide Adams with retirement income considered reasonable and based upon actuarially determined need; and

           WHEREAS, UBS and Adams entered into a Supplemental Retirement Agreement dated July 27, 1990 ("Supplemental Retirement Agreement") to provide Adams such retirement income; and

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           WHEREAS, by this Agreement UBS and Adams desire to amend and restate the Supplemental Retirement Agreement with certain agreed upon modifications;
and

           WHEREAS, Adams is willing to provide the services to UBS and its affiliates as described in the AMENDED EMPLOYMENT AGREEMENT BETWEEN UNITED BANKSHARES, INC. AND RICHARD M. ADAMS entered into on November 1, 2001 (hereinafter "Employment Agreement");

           NOW, THEREFORE, for and in consideration of the premises contained herein, the parties agree as follows:

     I.    DEFINITIONS
           -----------

           A. "Base Salary" means Adams' base salary as determined pursuant to the Employment Agreement.

           B. "Change in Control" has the same meaning as "change in control" in the Employment Agreement.

           C. "Final Base Salary" means the average of Adams three (3) highest base salaries during his employment with UBS or an affiliated or successor entity to UBS.

           D. "Spouse" is defined to have the same meaning as the definition of "spouse" in the UBS Pension Plan.

           E. "UBS Pension Plan" refers to the UBS Pension Plan currently in effect as the same may be amended from time to time, and includes any successor plan established by UBS or established by a successor entity to UBS.

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           F.   "UBS Savings and Stock Investment Plan" refers to such UBS plan currently in effect as the same may be amended from time to time, and includes any successor plan established by UBS or established by a successor entity to UBS. For the purposes of making the calculation required under Section II of this Agreement, it shall be assumed that Adams has made or will make annual contributions to the UBS Savings and Stock Investment Plan equal to the applicable limit for exclusion of elective deferrals ("Elective Deferral Limitation") as provided under Section 402(g) of the Internal Revenue Code or any successor provision thereto. If Adams has not or does not make contributions equal to the Elective Deferral Limitation for any year, the calculation required under Section II nonetheless shall be made as if each year he had made such contribution in an amount equal to the Elective Deferral Limitation.


     II.   SUPPLEMENTAL BENEFIT
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           A.   At Age 65. Except as otherwise provided herein, UBS agrees to
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provide Adams an annual supplemental retirement benefit upon reaching age 65 or upon termination of his employment with UBS or an affiliated or successor entity to UBS, whichever last occurs, which benefits shall be provided irrespective of whether Adams is employed by an entity other than UBS or an affiliated or successor entity to UBS. Said annual supplemental retirement benefit shall be equal to seventy percent (70%) of Adams' Final Base Salary, reduced by Adams' annual benefits actuarially calculated at the time the supplemental retirement benefit first becomes payable under (1) the UBS Pension Plan (determined as if Adams' distribution was made on an installment basis for the joint and last survivor expectancy of Adams and his Spouse, if married, and if not, over Adams' life expectancy); (2) Social Security (as the same may be adjusted from time to time); and (3) the UBS Savings and Stock Investment Plan (determined as if Adams' distribution was made on an installment basis for the joint and last survivor expectancy of Adams and his Spouse, if married, and, if not, over Adams' life expectancy).

           B.   Before Age 65. In lieu of the benefit in Section II. A. above,
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and subject to the other provisions herein, provided that Adams is no longer employed by UBS or an affiliated or

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successor entity to UBS, UBS agrees to provide Adams (effective upon receipt of
Adams' written request, or in the event of Adams' incapacity, upon receipt of a written request by Adams' conservator, committee, attorney-in-fact or other authorized representative, and irrespective of whether Adams is employed by an entity other than UBS or an affiliated or successor entity to UBS), an annual supplemental retirement benefit determined by actuarially reducing the benefit Adams would have been provided upon retirement at age 65 as provided in Section
II. A. above; provided that such annual benefit shall be reduced by Adams' annual benefits actuarially calculated at the time of receipt of Adams' written request or, if applicable, the written request of his authorized representative under (1) the UBS Pension Plan (determined as if Adams distribution was made on an installment basis for the joint and last survivor expectancy of Adams and his Spouse, if married, and if not, over Adams' life expectancy); (2) Social Security (as the same may be adjusted from time to time); and (3) the UBS Savings and Stock Investment Plan (determined as if Adams' distribution was made on an installment basis for the joint and last survivor expectancy of Adams and his Spouse, if married, and, if not, over Adams' life expectancy).


           C.    Vesting and the Effect of Termination of Employment. The
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benefits under this Agreement are fully vested in Adams and shall survive his termination of employment from UBS or an affiliated or successor entity to UBS for whatever reason, including but not limited to, change in control, dismissal with or without cause, voluntary termination by Adams, expiration of contract or disability.

           D.    Death. In the event of Adams' death, if married, Adams' Spouse
                 -----
shall be entitled to receive one hundred percent (100%) of Adams' annual supplemental retirement benefit calculated as provided under either Section II.
A. or B. above, whichever is applicable, and beginning at such time as the annual supplemental retirement benefit would have been payable to Adams under either Section II. A. or B. above.

           Payments required under this Section II. D., shall be paid to Adams' Spouse for her life and shall cease upon her death.

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            In the event that Adams' Spouse does not survive him or Adams is not married at the time of his death and Adams' death occurs prior to his receiving an annual supplemental benefit pursuant to this Agreement for five (5) or more years, Adams' estate shall be paid for a five (5) year period (not including the year of death) an annual supplemental retirement benefit equal to the annual supplemental retirement benefit Adams was receiving upon his death. If such benefits had not yet commenced upon Adams' death, Adams' estate shall receive a lump sum payment calculated for a five (5) year period in accordance with the provisions under Section II. B. above and discounted to present value at the prime rate of interest if Adams had not attained the age of 65 upon his death or under Section II. A. above if Adams died at age 65 prior to the commencement of the annual supplemental retirement benefit. No payment shall be made to Adams' estate in the event Adams had received prior to his death an annual supplemental retirement benefit pursuant to this Agreement for five (5) or more years.


     III.   PAYMENT OF SUPPLEMENTAL RETIREMENT BENEFIT
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            A.   Annual Life Payments. Except as provided in Section II. D., the
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annual supplemental retirement benefit to which Adams is entitled pursuant to this Agreement shall be paid to Adams in annual installments for life and shall be based on Adams' life expectancy as determined under Section 1.72-9 of the Income Tax Regulations. It is understood by and between the parties hereto that in calculating Adams' annual supplemental retirement benefit the reduction from Adams' Final Base Salary shall be applied hereunder notwithstanding the fact that Adams may not actually receive distribution or payment from one or more of the sources from which reductions are determined.

            B.   Commencement of Payments. Except as provided below with respect
                 ------------------------
to Section II. D., the first payment of the annual supplemental retirement benefit required under Section II shall be made within ninety (90) days following the date such benefit becomes payable. Such first payment shall be prorated on a calendar year basis from the date that the annual

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supplemental retirement becomes payable. Payments thereafter shall be paid annually on the 15th day of January.

           Payments required under Section II. D. shall begin on the 15th day of January following the year of Adams' death and shall be made annually thereafter on the 15th day of January for the period of time specified under Section II. D. or in a lump sum if so provided under Section II. D.

           Neither UBS nor any affiliated or successor entity to UBS shall be entitled to a refund or a recoupment of any amounts distributed or paid pursuant to the terms of this Agreement.

           C.   Social Security Adjustments. Any annual supplemental retirement
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benefit required to be paid pursuant to this Agreement shall be annually adjusted to reflect any annual increases or decreases in Social Security benefits or in any other programs which supplement or replace Social Security.


     IV.   NO REDUCTION BASED ON OTHER RETIREMENT BENEFITS
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           Payment required to be made pursuant to this Agreement shall not be reduced or in any manner changed in the event that Adams shall become entitled to or have any interest in any retirement or deferred compensation benefits under any qualified or non-qualified plan or arrangement except as expressly provided herein.

     V.    MISCELLANEOUS PROVISIONS
           ------------------------

           A.   Prior Agreements. This Agreement represents the entire agreement
                ----------------
between the parties, and all prior representations, promises or statements are merged with and into this document.

           B.   Amendments. Any amendments to this Agreement must be in writing
                ----------
and signed by all parties hereto.

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           C.   Governing Law. All questions pertaining to the construction,
                -------------
validity and effect of this Agreement shall be determined in accordance with the Laws of the United States and to the extent not preempted by such laws by the laws of West Virginia.

           D.   Headings. The headings used in this Agreement are used solely
                --------
for the convenience of the parties and are not to be used in construing or interpreting the Agreement.

           E.   Severability of Provisions. The effect of a determination by a
                --------------------------
court of competent jurisdiction that one or more of the contract clauses is or are found to be unenforceable, illegal, contrary to public policy, or otherwise unenforceable, then this Agreement shall remain in full force and effect except for such clauses.

           F.   Authority to Execute Documents. The undersigned representative
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of UBS certifies and represents that he is authorized to enter into this binding agreement with Adams.

           G.   Waiver of Breach. A waiver of a breach of any provision of this
                ----------------
Agreement by any party shall not be construed as a waiver of subsequent breaches of that provision. No requirement of this Agreement may be waived except in writing by the party adversely affected.

           H.   Binding Effect and Assignability. This Agreement shall inure to
                --------------------------------
the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives, including any entity with which UBS may merge or consolidate or to which it may transfer all or substantially all of its assets. Insofar as Adams is concerned, the benefits payable hereunder or the right to receive future benefits under this Agreement may not be assigned, anticipated, alienated, pledged, encumbered or subjected to any charge or legal process.

           I.   Employment Contract. Nothing contained in this Agreement shall
                -------------------
be construed to alter, or in any manner change, the terms of the Employment Agreement.

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          WITNESS the following signatures:



                                    UNITED BANKSHARES, INC.



                                    By   /s/ Russell L. Isaacs
                                         --------------------------------------
                                    Its  Chairman of the Compensation Committee
                                         --------------------------------------


                                    /s/ Richard M. Adams
                                    -------------------------------------------
                                    RICHARD M. ADAMS

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